EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-35986) pertaining to the 1990 Stock Option Plan of NSC Corporation and in the related Prospectus of our report dated February 6, 1998, with respect to the consolidated financial statements and schedule of NSC Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



/s/ ERNST & YOUNG LLP


Boston, Massachusetts
March 27, 1998

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